                                                                    Exhibit 10.6

                              SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is made this 11th day of September, 2000, by and between Environ Products, Inc., a Pennsylvania corporation with a principal place of business at 107 North Tech Drive, Clayton, NC 27520 ("Sublessor"), and Adolor Corporation, a Delaware corporation with a principal place of business at 371 Phoenixville Pike, Malvern, PA 19355 ("Sublessee").

     WHEREAS, Sublessor is the lessee of space in a building located at 620 Pennsylvania Drive, Exton, PA 19341 (the "Premises"), pursuant to that certain lease agreement (the "Prime Lease") dated August 29, 1996 by and between Sublessor, as tenant ("Tenant"), and M3 Partners, L.P., as landlord (the "Landlord") (a copy of the Prime Lease is attached hereto and incorporated herein as Exhibit "A");

     WHEREAS, the legal description of the Premises is contained in Exhibit A to the Prime Lease which is incorporated into and made a part of this Sublease; and

     WHEREAS, Sublessor desires to lease the Premises to Sublessee and Sublessee desires to lease the Premises from Sublessor all pursuant to the terms and conditions contained herein.

     NOW THEREFORE, intending to be legally bound hereby, in consideration of the mutual covenants contained herein and the background set forth above, the parties hereto hereby agree as follows:

1. Premises. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor the Premises, including the building located thereon (the "Building") and the furniture, murals and wall hangings located in the Building as set forth on Exhibit "B" hereto. Sublessee has had the opportunity to inspect the Premises and the aforesaid furniture, murals and wall hangings and acknowledges all of same to be in average condition for a three year old building.

2. Term. The term of this Sublease will be for a period of two (2) years (each a "Lease Year"), commencing on October 15, 2000 (the "Commencement Date") and ending on October 15, 2002 (the "Term"). At the end of said term, including any renewals or extensions thereof, the Premises, including all of the furniture therein as set forth on Exhibit "B", shall be returned to Sublessor in the same condition as on the date hereof, reasonable wear and tear excepted.

3.   Rent.

     A. For and during the first year of this Sublease, Sublessee will pay to Sublessor without right to set-off or reduction (other than as specified in
Section 11) as rent for the Premises a total minimum annual rental ("Base Rent") of three hundred sixty-five thousand ($365,000.00) dollars, plus a common area maintenance ("CAM") charge (covering all expenses incurred by Sublessor pursuant to the performance of its maintenance and operational obligations under this Sublease as specified in Section 5 ("Sublessor's Services"), adjusted pursuant
                         ---------
to the
provisions of Section 4, but in no event less than one hundred thousand
              ---------
($100,000.00) dollars annually. For and during the second year of this Sublease, Sublessee will pay to Sublessor a Base Rent for the Premises of three hundred and eighty-five hundred thousand ($385,000.00) dollars, together with CAM adjusted according to Sublessor's costs for same, but in no event less than one hundred thousand ($100,000.00) dollars. Sublessee shall pay such Base Rent and CAM charges together in monthly installments in advance during the Term of this Sublease or any renewal hereof in sums of not less than thirty-eight thousand seven hundred and fifty ($38,750.00) dollars during the first year (subject to an upward adjustment for the CAM charges), and not less than forty thousand four hundred and seventeen ($40,417.67) dollars and sixty-seven cents during the second year (subject to an upward adjustment for the CAM charges). The first payment with respect to this Sublease shall be made at the time of the execution of this Sublease and shall consist of rent payable for the stub period extending from October 15, 2000 through October 31, 2000), together with one (1) month's rent as security deposit to be paid. Thereafter installments of rent shall be paid on the first day of each month. All rent or other payments hereunder shall be made during business hours at 600 Greenridge Road, Glenmoore, PA 19343, or at such other places as Sublessor may from time to time after the date hereof, designate. CAM charges, together with any other amount in addition to Base Rent, payable by Sublessee under this Sublease shall sometimes be referred to herein as "Additional Rent").

     B. Any rental payment made more than fifteen (15) days after it is due shall be paid with a late charge of one percent (1%) thereof. Sublessee agrees that the foregoing late charge represents a reasonable estimate of the additional administrative accounting and other expenses which Sublessor will incur as a result of such non-payment, which cost and expenses are extremely difficult to otherwise fix or quantify.

4.   CAM Charges.

     A. Sublessor shall be responsible for providing all Sublessor's Services (but excluding janitorial and building security services) and paying all related expenses (other than the cost of separately metered utilities and liability insurance coverage) with respect to the Premises. Such expenses ("Operating Expenses") will be reimbursed by Sublessee solely through the payment of the CAM charges. Sublessee shall obtain at its sole cost, its own liability insurance pursuant to Section 12.B. Sublessee shall also provide, at its sole cost, all
            ------------
janitorial services and security services with respect to the Premises.

     B. In order to be reimbursable, any CAM charges exceeding $100,000 per year must be reasonable, actual and necessary out-of-pocket expenses, obtained at competitive prices, that are directly attributable to the operation, maintenance, management, and repair of the Premises. Sublessor shall use reasonable efforts to operate the Building efficiently and minimize Operating Expenses, while maintaining a first class office building.

     C. Sublessor shall pay the estimated CAM charge on a monthly basis pursuant to Section 3.A. above. If Sublessor subsequently anticipates that the
            -----------
CAM charges will exceed $100,000 in any Lease Year, it shall so notify Sublessee and provide an explanation for such divergence. In such event, provided Sublessee reasonably consents to such change in the CAM charge, the CAM charge will be increased and such revised amount shall thereafter be paid by Sublessee on a monthly basis during the remainder of the applicable Lease Year.

     D. If the CAM charges exceeds $100,000 annually, then at the end of the applicable Lease Year, Sublessor shall compute the actual Operating Expenses incurred with respect to the Premises. Within 30 days after the end of such Lease Year, or such earlier time as reasonably practical, Sublessor shall give Sublessee an itemized statement (the "Statement") showing in reasonable detail the following: (1) actual Operating Expenses for the Lease Year broken down by component expenses, (2) real estate taxes for the Lease Year, (3) the amount, if any, paid by Sublessee during the Lease Year on account of CAM charges, and (4) the Underpayment (as defined herein).

     E. If the Statement shows that the actual amount Sublessee owes for the Lease Year is more than the CAM charges paid by Sublessee for such Lease Year, Sublessee shall pay the difference (the "Underpayment") as Additional Rent. The Underpayment shall be paid within thirty (30) days after the Statement is delivered to Sublessee.

     F. If the CAM charges exceed $100,000 annually, Sublessee shall have the right to audit Sublessor's books and records concerning the Statement at Sublessor's offices during normal business hours. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied. If Sublessee disputes the accuracy of Sublessor's Statement, Sublessee shall still pay the amount shown owing. Sublessee may recover that part of the Additional Rent paid (plus interest at 1% per annum over the prime rate), because of errors in the Statement, books, or records of Sublessor.

5. Sublessor's Services. Sublessor agrees to maintain and keep in good repair the Premises, the Building and its systems and any and all equipment, fixtures and appurtenances furnished by Sublessor, except for uninsured damage (other than reasonable wear and tear) arising from any act or omission of Sublessee, its agents or employees, which shall be repaired by Sublessee at Sublessee's expense. Repairs which affect business operations in the Premises shall be scheduled after hours to the extent feasible, and in all events, shall use commercially reasonable efforts to minimize interference with Sublessee's business operations in performing such services. Such services to be provided by Sublessor (the "Sublessor Services") shall specifically include the following:

     A. Heating, ventilation and air conditioning for the comfortable use and occupation of the Premises on a 24 hour, 7 days a week, year-round basis, to maintain the temperatures within the parameters customary for first class suburban office building. Sublessor will maintain, repair and replace the heating, ventilation, and air conditioning system as necessary and will use all reasonable care to keep it in proper and efficient operating condition. Sublessee shall be responsible for all regular utility consumption charges with respect to such service.

     B. Maintenance of all electrical supply systems, wiring, transformers and the like pursuant to its obligations as Tenant under the Prime Lease; but Sublessee shall be solely

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responsible for, and shall make its own arrangements respecting, the supply of electrical, telephone and other utility and other services from utility providers.

     C.    Casualty insurance with respect to the Building as required under
Section 12.A.
------------

     D.    Adequate hot and cold water for all of Sublessee's ordinary needs.

     E. Adequate freight and passenger elevator service on a 24 hour , 7 days a week, year-round basis.

     F. Parking, snow removal, lawn care and other similar services with respect to the Premises in accordance with the customary standards for first class suburban office buildings.

6. Use of Premises. Sublessee may use the Premises for office space and for any other uses normally incident to such office use, and for no other purposes.

7. Assumption. During the term of this Sublease, Sublessee will be bound to and comply with only the provisions of the Prime Lease specified in this Section 5 of this Sublease, and shall have no obligations to Sublessor or Landlord with respect to any other obligations of Tenant under the Prime Lease. Sublessee specifically agrees to perform and/or be subject to the obligations of Tenant under the Prime Lease contained in Paragraphs 7, (the PIDA provisions only), 8, 10, 11, 12(b), 15 (subject to any limitations specified in this Sublease with respect to such obligations), and, to the extent of the Premises, to assume toward Sublessor and perform all of such incorporated obligations and responsibilities, and to indemnify and hold harmless Sublessor from any claim or liability specifically assumed hereby. Any capitalized terms used but not defined in this Sublease shall have the meaning specified for such term under the Prime Lease.

     Attached to this Lease is Landlord's consent to this Sublease, the execution of which shall be an absolute condition to the effectiveness of this Lease. If the Prime Lease is canceled or otherwise terminated prior to the expiration date of this Sublease, or any extensions and renewals hereof approved by Landlord, the Landlord will not terminate this Sublease, provided Sublessor is not in default hereunder.

8. Limitation of Liability. Notwithstanding any provision of the Prime Lease to the contrary, neither Landlord nor Sublessor will be liable to Sublessee, or any of Sublessee's agents, employees, servants, or invitees, for any injuries to persons or damage to the Sublessee's property due to the condition or design or any defect of the Premises which may presently exist or subsequently occur, other than if such design or defect is directly attributable to Sublessor's willful failure to perform its obligations under this Sublease. Sublessee expressly assumes all risks and damage to persons and property, either proximately or remotely, with respect to Sublessee and Sublessee's agents, employees, servants, and invitees, by reason of the present or future condition of the Premises, other than conditions directly attributable to Sublessor's willful failure to perform its obligations under this Sublease. Sublessee agrees to defend, indemnify and hold harmless Sublessor and Landlord from and against all suits, claims, and actions of every

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kind by reason of any breach, violation, or nonperformance of any term or conditions of this Sublease on the part of Sublessee.

     Additionally, Sublessee agrees to defend, indemnify and hold Sublessor and Landlord harmless from and against all claims, actions, damages, liabilities, and expenses asserted against Sublessor and/or Landlord on account of injuries to persons or damage to property other than such expenses directly attributable to Sublessor's or Landlord's willful failure to perform its obligations under this Sublease. This holds true when and to the extent that any such damage or injury may be caused, either proximate or remote, wholly or in part, by any act of omission, whether negligent or not, of Sublessee or any of Sublessee's agents, servants, employees, contractors, patrons, or invitees (while such persons are on the Premises) or of any other person entering on the Premises under or with the expressed or implied invitation of Sublessee, or if any such injury or damage may in any other way arise from or out of the occupancy or use of the Premises by Sublessee or Sublessee's agents, employees, and invitees.

9.   Assignment and Subletting; Improvements.

     A. In accordance with the provisions of Paragraph 11 of the Prime Lease, no assignment or subletting of the Premises may be made by Sublessee without Sublessor's and Landlord's prior written consent, which consent may be withheld by Sublessor or Landlord in their sole discretion. Provided, however, the Premises may be sublet or assigned to any subsidiary or affiliate of Sublessee without the requirement of Sublessor's consent, provided that Sublessee remains fully liable under this Sublease and such sub-sub-lessee or assignee signs an assumption agreement reasonably satisfactory to Sublessor.

     B. Notwithstanding the provisions of Paragraph 10 of the Prime Lease which are incorporated by reference into this Sublease under Section 7 hereof,
                                                             ---------
Sublessee may make the alterations and improvements specified in Exhibit "C"
                                                                 -----------
attached hereto and made a part hereof, which alterations and improvements have been approved in advance by Sublessor and Landlord. Any such alterations and improvements shall be made by Sublessee in compliance with all building codes and other applicable laws. At Sublessor's request, Sublessee shall restore the Premises to the condition existing prior to the alterations and improvements specified in Exhibit "C", which restoration shall be conducted in compliance with all building codes and other applicable laws.

10.  Remedies.

     A. Sublessor may terminate this Sublease if Sublessee fails to pay any installment of rent, or other charge or money obligation required to be paid by Sublessee under this Sublease, within ten (10) days after receipt of written notice, or fails to perform any other of Sublessee's covenants under this Sublease within thirty (30) days after receipt of written notice.

     B. When the Sublease terminates Sublessee will pay, in addition to the rent and other sums agreed to be paid under this Sublease, any additional sums as a court may adjudge reasonable as attorney's fees in any suit or action instituted by Sublessor to enforce the provisions of this Sublease, or the collection of the rent due Sublessor under this Sublease, provided that Sublessor prevails in the suit or action. Any property belonging to Sublessee, or to any persons holding by, through, or under Sublessee, or otherwise found on the Premises, may be removed from the Premises and stored in any public warehouse at the cost of and for the account of Sublessee. If Sublessee should abandon, vacate, or surrender the Premises or be dispossessed by process of law, any personal property left on the Premises may be deemed abandoned at the option of Sublessor. The provisions of this Subsection B. are subject to the waiver of subrogation provisions of Section 12.
------------                                                         -----------

     C. If Sublessee causes a material breach this Sublease, Sublessor may immediately or at any time thereafter, after notice and ten (10) days opportunity to cure given to Sublessee (which cure period shall not be required with respect to an emergency), cure the material breach for the account and at the expense of Sublessee. If Sublessor at any time, by reason of such material breach, is compelled to pay, or elects to pay, any sum of money or perform any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce Sublessor's rights under this Sublease, the sum or sums paid by Sublessor, with interest at the rate of 1% over the prime rate from the date of payment, will be deemed to be Additional Rent under the Sublease and will be due from Sublessee to Sublessor on the first day of the month following the payment of the sums or expense.

     D. All rights and remedies of Sublessor enumerated in this Sublease are cumulative and do not exclude any other right or remedy allowed by law, which may be exercised and enforced concurrently and whenever and as often as the occasion arises. Should Sublessor be in default under the terms of the Sublease, Sublessor will have reasonable and adequate time in which to cure the default after written notice to Sublessor by Sublessee.

     E. In the event of any legal action between Sublessor and Sublessee to enforce any of the provisions and/or rights under this Sublease, the unsuccessful party in the action agrees to pay to the other party all costs and expenses, including reasonable attorney's fees.

11.  Default by Sublessor.

     A. If any essential services (such as HVAC, passenger elevators if necessary for reasonable access, snow removal, etc.) supplied by Sublessor are interrupted, and the interruption does not result from the negligence or willful misconduct of Sublessee, its employees, invitees, or agents, Sublessee shall be entitled to an abatement of Base Rent and Additional Rent during the period of interruption. Such right shall be construed as an additional remedy granted to Sublessee and not in limitation of any other rights or remedies which Sublessee may have.

     B. If Sublessor defaults in the performance or observance of any provision of this Lease, Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted and if such default shall not be cured by Sublessor within 30 days after the delivery of such notice (except that if such default cannot be cured within said 30 day period, this period shall be extended for a reasonable additional time, provided that Sublessor commences to cure such default within the 30 day period and proceeds diligently thereafter to effect such cure) Sublessee may cure such default and/or withhold payment of Base Rent and Additional Rent due and to accrue hereunder (to the extent necessary to cover the costs incurred and/or estimated by Sublessee to cure such default) so long as Sublessor remains in default, or invoice Sublessor for costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred by Sublessee therefor. If Sublessee cannot reasonably cure Sublessor's default or if Sublessor does not reimburse Sublessee within 30 days of receipt of any invoice for the cost of such cure, Sublessee may terminate this Lease.

12.  Insurance.

     A. Sublessor shall keep the Building insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the Building and shall name Sublessor as a named insured entitled to notice of cancellation.

     B. Sublessee, rather than Sublessor, shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, of the type and in the amounts specified to be maintained by Sublessor as Tenant pursuant to Paragraph 12(b) of the Prime Lease.

     C. Each party waives claims arising in any manner in its (the "Injured Party") favor and against the other party for loss or damage to Injured Party's property located within or constituting a part or all of the Building but only to the extent the loss or damage is covered by the Injured Party's insurance, or the insurance the Injured Party is required to carry under this Section, whichever is greater. The waiver also applies to each party's directors, officers, employees, shareholders, and agents. The waiver does not apply to claims caused by a party's willful misconduct. Each party shall use all reasonable efforts to obtain a waiver of subrogation endorsement in the applicable insurance policies obtained with respect to the Premises.

13.  Quiet Enjoyment; Occupancy.

     A. Sublessor warrants to Sublessee that it has good right to lease the Premises to Sublessee, and Sublessor covenants that, provided Sublessee is not in default under this Lease, Sublessee may occupy, possess and enjoy the Premises during the Lease Term, without interference from Sublessor or any person claiming by, from or under Sublessor, including the Landlord under the Prime Lease.

     B. Sublessee may, prior to Commencement Date, have unhindered access to the Premises for the purposes of installing Sublessee's computer and telephone equipment and otherwise preparing the Premises for Sublessee's occupancy.

14. Confession of Judgement. Upon the expiration of the then current term of this Sublease, whether the initial term or a renewal term or the earlier of termination or surrender

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hereof, or earlier, upon a default by Sublessee, as provided in this Sublease,
Sublessee hereby authorizes and empowers any prothonotary or attorney of any court of record in the Commonwealth of Pennsylvania or elsewhere to appear for Sublessee in any such court and, by complaint or in ejectment against Sublessee and against all persons claiming through, by or under Sublessee, to therein confess judgment for the recovery by Sublessor of possession of the Premises, for which a copy of this Sublease, verified by affidavit, shall be sufficient warrant; whereupon, if Sublessor so desires, a writ of possession or other appropriate writ under the rules of civil procedure then in effect may issue forthwith, without any prior writ or proceedings. Whether this Sublease is terminated or not and possession of the Premises remains in, or is restored to Sublessee, Sublessor shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Sublease, to bring one or more actions to recover possession of the Premises and confess judgment for recovery of the Premises as provided in this section.

     Sublessee hereby acknowledges that it has had the opportunity to seek the assistance of legal counsel in the review and execution of this Sublease and further acknowledges that the meaning and effect of the foregoing provisions concerning confession of judgment have been fully explained to it by such counsel.

     Sublessee understands and agrees that this Sublease contains provisions by which Sublessor may enter judgment by confession against Sublessee. Sublessee understands that, without these provisions, Sublessee would receive prior notice and a hearing of any claims by Sublessor before a judgment could be entered. However, Sublessee hereby freely, knowingly and intelligently waives these rights and consents to Sublessor entering judgment against it by confession pursuant to the terms of the Sublease, and acknowledges that upon the entry of such judgment Sublessor may direct the Sheriff to put the Sublessee out of possession of the Premises. Sublessee freely, knowingly and intelligently waives the right to notice and hearing before Sublessor may retake possession of the Premises pursuant to a confessed judgment and Sublessor may direct the Sheriff to do so, immediately upon entry of judgment. Sublessee certifies that Sublessee's annual income exceeds ten thousand ($10,000.00) dollars.

15. Miscellaneous. This Sublease contains the entire agreement between the parties on the subject matter hereof, and supersedes all prior agreements and understandings, oral and/or written. Neither party has relied upon any representation of any kind which is not specifically set forth herein, and both parties expressly waive any prospective reliance upon or claim concerning any omission of fact by any other party. This Sublease may not be changed orally, but may only be changed by a writing signed by all parties. The invalidity of all or any part of this Sublease will not render invalid the remainder hereof. This Sublease will inure to the benefit of, and will be binding upon, the parties hereto and their respective successors and assigns. This Sublease shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws provisions. In the event of litigation relating in any manner to this Sublease, whether its alleged breach or interpretation, the parties agree to the exclusive jurisdiction and venue of the courts of Common Pleas of Chester County, Pennsylvania, sitting in West Chester, Pennsylvania, or if appropriate, the United States

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District Court for the Eastern District of Pennsylvania, sitting in
Philadelphia. Time is of the essence in regard to the performance of the duties and obligations of the parties to this Sublease. The paragraph headings are inserted for convenience of reference only, are not part of this Sublease, and shall not be used in its interpretation. This Sublease may be executed in counterparts, each of which shall be deemed to be an original hereof. The parties agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, without payment of further consideration, in order to effectuate the transactions provided for herein. Any notice which may or must be sent pursuant to this Sublease shall be sent by certified mail, return receipt requested, or by same day or overnight courier service, to the parties at their addresses first above written, unless either party shall have previously provided the other with notice hereunder of another address.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written, and intend to be legally bound hereby.

                                         ENVIRON PRODUCTS, INC.
WITNESS: /s/ Connie Hughes               By: /s/ Michael Webb
        -------------------------------     ------------------------------------

                                         ADOLOR CORPORATION
WITNESS: /s/ Lizanne M. Wentz            By: /s/ Andrew D. Reddick
       --------------------------------     ------------------------------------
          [Intentionally left blank; Landlord's Consent on next page]

                               LANDLORD CONSENT
                               ----------------

     The undersigned ("Landlord") is the Landlord under the Prime Lease and in that capacity hereby consents to this Sublease Agreement (the "Sublease") between Environ Products, Inc. ("Sublessor") and Adolor Corporation ("Sublessee"). Landlord hereby consents and approves to the alterations and improvements specified on Exhibit "C" to the Sublease. Landlord specifically agrees that if Sublessor is not in default under the terms of the Sublease, and the Prime Lease is for any reason terminated between Landlord and Sublessor, that Landlord shall not terminate the Sublease, but rather the Sublease shall continue in accordance with its terms, and be treated by Landlord and Sublessee as a lease directly between Landlord, as landlord, and Sublessee, as Tenant. Landlord specifically agrees that Sublessee shall only be responsible for performing those obligations specifically contained in the Sublease, including only those obligations specifically incorporated into the Sublease from the Prime Lease under Paragraph 5 of the Sublease (as same may be limited by the terms of this Sublease), and Sublessee shall not be responsible for performing any other obligations of Sublessor, as Tenant, under the Prime Lease. If this Prime Lease is terminated and the Sublease continues, Landlord shall provide all the Sublessor Services to Sublessee which were to have been provided by Sublessor under the Sublease to Sublessee, and further, Landlord shall comply, for the benefit of Sublessee, with the obligations of Landlord and rights of the "Tenant" under Paragraphs 7, 9, 14, 15, 16 of the Prime Lease. All capitalized terms used but not defined in this Landlord Consent shall have the meaning specified in this Sublease.

                              Landlord:

                              M3 Partners, LP

                              By /s/ Michael Webb
                                --------------------------------
                                     -10-